UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2024

TREVENA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36193	26-1469215
(Commission File No.)	(IRS Employer Identification No.)

955 Chesterbrook Boulevard, Suite 110

Chesterbrook, PA 19087

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (610) 354-8840

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TRVN	OTC Pink Open Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departures and Appointments of Certain Officers

On October 5, 2024, the Board of Directors (the “Board”) of the Company approved the termination of employment, without cause, of Carrie L. Bourdow, the Company’s President and Chief Executive Officer; Barry Shin, the Company’s Executive Vice President, Chief Operating Officer and Chief Financial Officer; and Mark A. Demitrack, MD, the Company’s Senior Vice President and Chief Medical Officer, each effective as of October 5, 2024 (the “Termination Date”). The terminations were in connection with cost-cutting measures, and do not involve any disagreement concerning the Company’s operations, policies or practices. Ms. Bourdow will continue to serve as Chairman of the Board, Acting Chief Executive Officer and principal executive officer; Mr. Shin will continue to serve as Acting Chief Operating Officer and Chief Financial Officer, principal financial officer and principal accounting officer; and Mr. Demitrack will continue to serve as Acting Chief Medical Officer, following her or his respective terminations of employment.

In connection with the termination of employment of Ms. Bourdow, Mr. Shin and Dr. Demitrack (each, an “Executive”), the Company entered into a Separation Agreement and General Release (collectively, the “Separation Agreements”) with each Executive. The Separation Agreements address the severance payments and benefits to which each Executive is entitled in connection with such Executive’s termination without cause, consistent with the terms of such Executive’s employment agreement. Copies of the Separation Agreements filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 to this Current Report on Form 8-K, which are incorporated herein by reference.

Consulting Arrangements

On October 5, 2024, the Company entered into consulting agreements with Mr. Shin (the “Shin Consulting Agreement”) and Dr. Demitrack (the “Demitrack Consulting Agreement”), effective as of October 5, 2024, pursuant to which Mr. Shin and Dr. Demitrack will provide assistance, advice and expertise on corporate strategy, commercial and pipeline assets and other business topics as directed by the Company. Pursuant to the terms of the Shin Consulting Agreement and Demitrack Consulting Agreement, Mr. Shin and Mr. Demitrack will receive cash compensation at an hourly rate generally consistent with their respective prior compensation levels for services to the Company. Copies of the Shin Consulting Agreement and the Demitrack Consulting Agreement filed as Exhibit 10.4 and Exhibit 10.5, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)            Exhibits

Number	Description
10.1	Separation Agreement and General Release, dated October 5, 2024, by and between the Company and Carrie L. Bourdow
10.2	Separation Agreement and General Release, dated October 5, 2024, by and between the Company and Barry Shin
10.3	Separation Agreement and General Release, dated October 5, 2024, by and between the Company and Mark A. Demitrack, MD
10.4	Consulting Agreement, dated October 5, 2024, by and between the Company and Barry Shin
10.5	Consulting Agreement, dated October 5, 2024, by and between the Company and Mark A. Demitrack, MD
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVENA, INC.

Date: October 10, 2024	By:	/s/ Barry Shin
Barry Shin
Acting Chief Operating Officer and Chief Financial Officer